Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, BellSouth Capital Funding
Debenture-Backed Series 2003-2
*CUSIP:   21988G320    Class   A-1
          21988GCE4    Class   A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending July 15, 2004.

INTEREST ACCOUNT
----------------


Balance as of   January 15, 2004.....                                    $0.00
     Scheduled Income received on securities.....                  $939,840.00
     Unscheduled Income received on securities.....                      $0.00

LESS:
     Distribution to Class A-1 Holders.....                       -$792,000.00
     Distribution to Class A-2 Holders.....                       -$147,840.00
     Distribution to Depositor.....                                     -$0.00
     Distribution to Trustee.....                                       -$0.00
Balance as of   July 15, 2004.....                                       $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of   January 15, 2004.....                                    $0.00
     Scheduled principal payment received on securities.....             $0.00

LESS:
     Distribution to Holders.....                                       -$0.00
Balance as of   July 15, 2004.....                                       $0.00


               UNDERLYING SECURITIES HELD AS OF      July 15, 2004

      Principal
        Amount                             Title of Security
      ---------                            -----------------
      $26,400,000       BellSouth Capital Funding Corporation One Hundred
                        Year 7.12% Debentures due July 15, 2097
                        *CUSIP:     079857AF5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.



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